© 2017 BMC. All Rights Reserved. BMC STOCK HOLDINGS, INC. INVESTOR PRESENTATION August 3, 2017

CLICK TO EDIT TITLE DISCLAIMER 2 Forward-Looking Statements This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this document may include, without limitation, statements regarding sales growth, price changes, earnings performance, strategic direction and the demand for our products. Forward-looking statements are typically identified by words or phrases such as "may," "might," "predict," "future," "seek to," "assume," "goal," "objective," "continue," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "guidance," "possible," "predict," "propose," "potential" and "forecast," or the negative of such terms and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties, many of which are outside BMC Stock Holdings, Inc.‟s (“BMC” or the “Company”) control. BMC cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward- looking statement; therefore, investors and shareholders should not place undue reliance on such statement. Such forward-looking statements include, but are not limited to, statements about the benefits of the recently completed merger (the “Merger”) of Stock Building Supply Holdings, Inc. (“SBS” or “Legacy SBS”) with Building Materials Holding Corporation (“Legacy BMC”), including future financial and operating results, plans, objectives, expectations and intentions, and other statements that are not historical facts. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties relating to: the risk that the Legacy SBS and Legacy BMC businesses will not be integrated successfully or that such integration will take longer, be more difficult, time- consuming or costly to accomplish than expected; the risk that the cost savings and any other synergies from the Merger may not be fully realized or may take longer to realize than expected; disruption from the Merger may make it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on Merger-related issues; general worldwide economic conditions and related uncertainties; changes in the markets for BMC's business segments; unanticipated downturns in business relationships with customers; competitive pressures on the Company's sales and pricing; increases in the cost of material, energy and other production costs, or unexpected costs that cannot be recouped in product pricing; the introduction of competing technologies; unexpected technical or marketing difficulties; unexpected claims, charges, litigation or dispute resolutions; the effect of changes in governmental regulations and/or tariffs; and other factors discussed or referred to in the "Risk Factors" section of BMC‟s most recent Annual Report on Form 10-K filed on March 1, 2017. All such factors are difficult to predict and are beyond BMC's control. All forward-looking statements attributable to BMC or persons acting on BMC's behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and BMC undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Basis of Presentation The Merger was accounted for as a “reverse acquisition” under the acquisition method of accounting, with Legacy SBS treated as the legal acquirer and Legacy BMC treated as the acquirer for accounting purposes. As such, the Company has accounted for the Merger by using Legacy BMC historical information and accounting policies and adding the assets and liabilities of Legacy SBS as of the completion date of the Merger at their estimated fair values. As a result, current year results reported pursuant to U.S. generally accepted accounting principles (“GAAP”) are not comparable to prior periods.

CLICK TO EDIT TITLE NON-GAAP (ADJUSTED) FINANCIAL MEASURES 3 Adjusted net sales, Adjusted gross profit, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share are intended as supplemental measures of the Company‟s performance that are not required by, or presented in accordance with, GAAP. The Company believes that Adjusted net sales, Adjusted gross profit, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share provide useful information to management and investors regarding certain financial and business trends relating to the Company‟s financial condition and operating results. • Adjusted net sales is defined as BMC net sales plus pre-Merger SBS net sales. • Adjusted gross profit is defined as BMC gross profit plus pre-Merger SBS gross profit and inventory step-up charges. • Adjusted EBITDA is defined as BMC net (loss) income plus pre-Merger SBS income (loss) from continuing operations, interest expense, income tax (benefit) expense, depreciation and amortization, Merger and integration costs, restructuring expense, inventory step-up charges, non-cash stock compensation expense, loss on debt extinguishment, headquarters relocation expense, insurance deductible reserve adjustment and fire casualty loss, loss on portfolio transfer, acquisition costs and other items and impairment of assets. • Adjusted EBITDA margin is defined as Adjusted EBITDA divided by net sales or Adjusted net sales. • Adjusted net income is defined as BMC net income plus merger and integration costs, non-cash stock compensation expense, acquisition costs, impairment of assets, inventory step-up charges and after-tax effecting those items. • Adjusted net income per diluted share is defined as Adjusted net income divided by diluted weighted average shares. Company management uses Adjusted net sales, Adjusted gross profit, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share for trend analyses, for purposes of determining management incentive compensation and for budgeting and planning purposes. Adjusted net sales, Adjusted gross profit and Adjusted EBITDA are used in monthly financial reports prepared for management and the board of directors. The Company believes that the use of Adjusted net sales, Adjusted gross profit, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share provide additional tools for investors to use in evaluating ongoing operating results and trends and in comparing the Company‟s financial measures with other distribution and retail companies, which may present similar non-GAAP financial measures to investors. However, the Company‟s calculation of Adjusted net sales, Adjusted gross profit, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share are not necessarily comparable to similarly titled measures reported by other companies. Company management does not consider Adjusted net sales, Adjusted gross profit, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share in isolation or as alternatives to financial measures determined in accordance with GAAP. The principal limitation of Adjusted EBITDA and Adjusted net income is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company‟s financial statements. Some of these limitations are: (i) Adjusted EBITDA and Adjusted net income do not reflect changes in, or cash requirements for, working capital needs; (ii) Adjusted EBITDA does not reflect interest expense, or the requirements necessary to service interest or principal payments on debt; (iii) Adjusted EBITDA does not reflect income tax expenses or the cash requirements to pay taxes; (iv) Adjusted net income and Adjusted EBITDA do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments; (v) although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA and Adjusted net income do not reflect any cash requirements for such replacements and (vi) Adjusted net income and Adjusted EBITDA do not consider the potentially dilutive impact of issuing non-cash stock-based compensation. In order to compensate for these limitations, management presents Adjusted net sales, Adjusted gross profit, Adjusted EBITDA and Adjusted net income in conjunction with GAAP results. Readers should review the reconciliations of net sales to Adjusted net sales, gross profit to Adjusted gross profit, net income (loss) to Adjusted EBITDA and Adjusted net income, included in the Appendix, and should not rely on any single financial measure to evaluate the Company‟s business.

© 2017 BMC. All Rights Reserved. COMPANY OVERVIEW 1

CLICK TO EDIT TITLE BMC COMPANY SNAPSHOT NASDAQ LISTED: BMCH 5 2016 Product & Service Mix  A leading national building solutions provider with $3.1 billion of net sales and $193.9 million of Adjusted EBITDA(1) for 2016  Locations in 18 states representing 64% of 2016 single- family building permits  Significant market presence in 43 attractive metropolitan areas  Focus on differentiated, value-added products and services that meet critical industry needs  Proven growth track record (~28% Adjusted EBITDA CAGR since 2013) with significant future opportunities as housing market expands Design Services Component Manufacturing Millwork Manufacturing Turnkey Solutions 93 Distribution Yards 53 Ready-Frame, EWP, Truss & Panel Manufacturing 52 Millwork Operations Installation Services Design Centers & Showrooms eBusiness Platform Logistics, Services & eCommerce Distribution Services 1. See Non-GAAP (Adjusted) Financial Measures page of this presentation for definition of Adjusted EBITDA. Product categories are shown a % of 2016 net sales

CLICK TO EDIT TITLE STRATEGIC FOOTPRINT IN HIGHLY ATTRACTIVE, LONG-TERM GROWTH MARKETS 6 2016 Sales by U.S. Census Division Company Footprint FL NM TX MT CO UT ID NV WA CA PA VA AR GA 93 Distribution locations in 18 states 53 Ready-Frame, EWP, Truss & Panel Manufacturing Facilities 52 Millwork operations 64% of 2016 single-family building permits Regional categories are shown a % of 2016 net sales WV

CLICK TO EDIT TITLE VALUE-ADDED SERVICES SUPPORT JOB SITE EXCELLENCE ONE-STEP VALUE CHAIN – SHOWROOM TO JOB-SITE…CONTRACTOR TO CLIENT 7  Providing differentiated solutions and proprietary services that support our unique value proposition  Driving enhanced productivity and customer satisfaction  One-step distributor for premier building products manufacturers; critical link in building supply chain for customers  Keen understanding of unique construction codes, regional product preferences and local distribution infrastructure Design and showroom services Project planning eBusiness platform Custom millwork, doors, windows Ready-Frame © and trusses Job-site distribution services Installation management Unique Service Platform

CLICK TO EDIT TITLE  Diverse base of customers ranging from well- known national builders to small regional and local players  No single customer greater than 5% of total net sales  Enhanced capabilities to serve attractive professional repair and remodeling contractor segment Select Customers Multi-Family & Commercial Contractors 13% Repair & Remodel Contractors 12% Single-Family Homebuilders 75% National Homebuilders Regional Homebuilders Multi-family (millwork) 2016 Customer Mix HIGHLY DIVERSIFIED AND GROWING CUSTOMER BASE 8 Customer categories are shown a % of 2016 net sales

CLICK TO EDIT TITLE BMC Provides Strategic Go-to-Market Options for Suppliers  Diverse base of leading building products manufacturers  One-step value-added distributor providing direct access to thousands of customers DIVERSITY OF SUPPLIER BASE STRATEGIC AGREEMENTS IN PLACE WITH LEADING BUILDING PRODUCT SUPPLIERS 9

CLICK TO EDIT TITLE  Incremental opportunities from best practices:  Millwork and components manufacturing  Ready-Frame  Logistics, design and eCommerce capabilities  Working capital optimization  $15 million of integration costs in 2016; $15 to $18 million expected in 2017, primarily related to associate severance and system integration costs Synergy Category Description of Benefit Cumulative Cost Savings through June 30, 2017 YE 2017 Annual Run Rate Synergy Expectations(1) Sales, General & Administrative and Other Costs  Rationalization of corporate and branch support costs  Common casualty insurance and employee benefit programs  Fleet and indirect spend programs  Select consolidation of branches in overlapping markets $15.2m $21m to $22m Sourcing and Supply Chain (Cost of Goods Sold)  Alignment of suppliers to optimize purchase quantities  Extend „one-step‟ supplier sourcing relationships across combined company  Improve supplier rebates and discounts by leveraging combined larger purchase volume $23.9m $27m to $30m Total $39.1m $48m to $52m Moving Quickly to Capture Value 1. Estimated run-rate cost savings represents annualized savings at the end of 2017. TIGHTLY MANAGED INTEGRATION PLAN TO EXTRACT SYNERGIES AND LEVERAGE UNIQUE CAPABILITIES 10

© 2017 BMC. All Rights Reserved. FOCUSED GROWTH STRATEGY 2

CLICK TO EDIT TITLE BMC INVESTMENT HIGHLIGHTS • Focused on adding to our extensive value-added (and higher-margin) product and service capabilities – We believe that we are the largest provider of Millwork in the U.S. • Favorable Industry Trends • Strong balance sheet with low levels of debt • Poised to act on robust pipeline of M&A bolt-on opportunities in a very fragmented industry – Targeted investments to drive higher-margin product and/or customer categories • Innovative solutions, such as Ready-Frame, drive additional growth – Providing solutions to labor shortage & shortening the cash conversion cycles for builders • Strong financial record of growth: 12 Adjusted Net Sales1 Adjusted Gross Profit1 Adjusted EBITDA1 1. See Non-GAAP (Adjusted) Financial Measures page of this presentation for definition of Adjusted net sales, Adjusted gross profit and Adjusted EBITDA. $ in billions $ in millions $ in millions

CLICK TO EDIT TITLE Other Bldg. Products & Services 26% Lumber & Sheet Goods 35% Millwork, Doors & Windows 25% Structural Components 14%  Leading provider of moldings, custom millwork, interior doors, stairs, columns and windows, including manufacturing capabilities  Supported by web-based catalogs, configuration tools, showrooms and sales expertise  Invest in structural component capabilities, which includes engineered wood products, trusses and wall panels  Custom designed and built to reduce job-site labor, waste and cycle times  Innovative Ready-Frame® offering provides whole-house framing solution Executing Strategies to Grow Value-Added, Higher –Margin Categories Product & Service Mix Evolution 2016 Growth by Product Category Relative GM % Gro w th Rat e Low High 0% 4% 8% 12% 16% Structural Components Millwork, Doors & Windows Lumber & Sheet Goods Other Bldg. Products & Services 2013 2016 EXPANSION OF PRODUCT & SERVICE OFFERING DRIVING SHARE GAINS AND IMPROVED MIX 13 Product categories in the pie charts above are shown as a % of net sales Totals may not add up to 100% due to rounding Mid Non-Commodity Sales Increase to 70% of Total Mix

CLICK TO EDIT TITLE READY-FRAME® - POISED TO DRIVE FUTURE GROWTH OPPORTUNITY TO TRANSITION COMMODITY LUMBER SALES TO VALUE-ADDED 14 Less Risk. Less Labor. Less Cost R ea dy -Fr am e S ale s (d ol la rs in m ill io ns ) READY-FRAME video: https://www.youtube.com/watch?v=REv665u2QRI

CLICK TO EDIT TITLE WHY READY-FRAME? A WIN-WIN OFFERING FOR BMC AND FOR CUSTOMERS 15 For Builders For Framers For BMC Shortens cash conversion cycle time; Less framing time needed Can frame 20 – 30% more homes in same amount of time (Note: framers are typically paid by the square foot.) Higher margin offering than traditional dimensional lumber packages Less labor needed (particularly helpful given the current labor shortages) Safer, cleaner jobsite – Potential reduction in jobsite injuries Helps to solidify the Company’s position as a solutions provider Safer – less cutting on the jobsite; likely means fewer worker’s compensation claims Framing becomes easier with each subsequent Ready-Frame package Fewer trips to jobsite (No last minute orders or extra lumber returns) Greener and Cleaner – less waste and additional savings on disposal costs Promotes accuracy; Architectural errors are generally caught prior to framing Opportunity to cross-sell / up-sell products Entire house package guaranteed to 1/16th of an inch, which should result in fewer warranty claims Benefits of READY-FRAME: CO UT NV WA CA Washington, DC MT ID NM TX GA NC PA Ready-Frame® location

CLICK TO EDIT TITLE BMC’S LEAN EBUSINESS EVOLUTION BUILDING A TECHNOLOGY PLATFORM TO ENABLE AND LEVERAGE PROFITABLE GROWTH 16 >92% 1. Reduced product costs from Photo Proof of Delivery, which has reduced Claims, including Returns, Damages and Missing Product 2. As of 6/30/17, transactional capabilities are available in 15 markets; rollout expected to continue following ERP conversions. 3. At 12/31/16, go-forward ERP was in place in 2/3 of the Company’s locations Single ERP Logistics Solutions ↑ Driver Productivity ↑ Customer Satisfaction ↑ Asset Utilization ↓ Product Costs1 E-Commerce 2 ↑ Ease of Accessibility ↑ Customer Productivity ↑ Associate Productivity ↑ New Customer Leads Installation Services ↑ Resource Management ↑ Communication & Document Management ↑ Completion Performance Integrating Value-Added Solutions Around a Single ERP 3

CLICK TO EDIT TITLE 24X7 TRANSACTIONAL FRONT-END TO ERP ENHANCES CUSTOMER EXPERIENCE / PRODUCTIVITY 17 Easy, Fast, Convenient  Intuitive interface  Accessible 24x7  Mobile based platform  Full breadth of products  Customer specific pricing  Product availability and lead times Professional Resources  Robust building science content: articles, videos, project management tools  “How-to” articles  Product search with photos, specs, comparison tools  Idea gallery with room scenes  Interactive design tools Work More Efficiently  Order Management Tools: place orders, check order status, create reorder lists  Account management Tools: Pay invoices, assign users and admin permissions, view history  Configure custom millwork  Manage business digitally Introducing a Brand New Tool for our Customer’s Belt

CLICK TO EDIT TITLE POSITIONED TO UTILIZE M&A TO DRIVE FUTURE GROWTH FRAGMENTED MARKET COMBINED WITH PROVEN AND DISCIPLINED M&A PROCESS Fragmentation Presents Significant Consolidation Opportunities  Leverage profile provides financial flexibility to pursue accretive M&A  Continuing to pursue accretive tuck-in acquisitions, which enhance our value-added offerings and/or expand our geographic footprint into attractive markets  Recent acquisitions totaling $69.4 million 2016 net sales:  Code Plus (Mar „17) – DC area truss manufacturer  TexPly (Apr „17) – leading supplier of millwork and doors for single-family production builders in the DFW area ($m) M&A Opportunity LBM Dealer Market Fragmentation (1) LBM Dealers Annual Total Net Sales (1) Average of Top 100 LBM Dealers Public LBM Dealers Leverage Profile 1. Source: 2017 ProSales 100 rankings of pro dealers with manufacturing capabilities; Market Size based on Census Bureau data 2. US LBM is not yet public but has filed their S-1 indicating their intention to go public; Leverage for US LBM was calculated using data provided for the “Successor Company” in their S-1/A filing filed on 6/28/17; The leverage calculation used was Total Debt of the Successor Company at 3/31/17 divided by TTM Adjusted EBITDA at 3/31/17 of the Successor Company as defined in their S-1 filing 3. Leverage for BLDR is the ratio of net debt at March 31, 2017 to Adjusted EBITDA for the twelve months ended March 31, 2017 as reported in BLDR’s Investor Presentation on May 9, 2017. 4. BMC’s calculation of leverage is the ratio of Long Term Debt to LTM Adjusted EBITDA as of June 30, 2017. 18 As of 6/30/17 As of 3/31/17 As of 3/31/17 2.1x(4) 5.0x(3) 6.3x(2)

© 2017 BMC. All Rights Reserved. FINANCIAL OVERVIEW 3

CLICK TO EDIT TITLE CAGR: 10.1% PROVEN TRACK RECORD OF GROWTH 20  Adjusted net sales(1) CAGR(2) of 10.1% from 2013 to 2016 compared to single- family starts CAGR of 8.2%  Adjusted gross profit(1) as a percent of adjusted net sales increased 200 basis points since 2013  Adjusted EBITDA(1) CAGR of 28% from 2013 to 2016 driven by operating leverage and strategic growth initiatives and $31 million of Merger-related cost synergies through 12/31/16 Adjusted net sales (1) ($m) Adjusted gross profit (1) ($m) Adjusted EBITDA (1) ($m) 1. See Non-GAAP (Adjusted) Financial Measures page of this presentation for definition of Adjusted net sales, Adjusted gross profit and Adjusted EBITDA. 2. Adjusted net sales CAGR calculated on a constant-dollar basis using 2016 annual average commodity prices. Performance Highlights CAGR: 11.9% CAGR: 28.0%

CLICK TO EDIT TITLE Q2 2017 FINANCIA RESULTS 21 Q2 2017 Financial Performance Q2 2017 Commentary 1. See Non-GAAP (Adjusted) Financial Measures pages of this presentation for definition of Adjusted EBITDA , Adjusted net income and Adjusted net income per diluted share.  Total Q2 2017 net sales growth of 11.1%, including:  5.5% from volume growth  3.2% from commodity price inflation  2.4% from acquisitions  Adjusted net income per diluted share up $0.02  Capex, including capital leases, of $24.8m primarily to fund purchases of vehicles and equipment and for facility and technology investments  Reaffirmed expectation of total annual run rate cost savings from the merger of $48 million to $52 million by the end of 2017 ($ in millions except per share amounts) (Unaudited) Q2 16 Q2 17 % Chg Structural Components $121.2 $138.3 14.1% Lumber & Lumber Sheet Goods 244.8 290.5 18.7% Millwork, Doors & Windows 228.4 241.0 5.5% Other Bldg Products & Services 203.1 216.6 6.6% Net Sales $797.5 $886.4 11.1% Gross Profit $191.7 $211.7 10.5% % margin 24.0% 23.9% Adjusted EBITDA (1) $57.5 $59.6 3.6% % margin 7.2% 6.7% Adjusted net income (1) $21.6 $23.0 6.4% Adjusted net income per diluted share (1) 0.32$ 0.34$ 0.02$

CLICK TO EDIT TITLE STRONG BALANCE SHEET TO SUPPORT GROWTH FLEXIBILITY FOR CONTINUED INVESTMENTS AND DISCIPLINED, ACCRETIVE M&A 22 1. See Non-GAAP (Adjusted) Financial Measures page of this presentation for definition of Adjusted EBITDA 2. Estimated total after taking into account the acquisitions of Code Plus and Texas Plywood  Improving Adjusted EBITDA trends  Working capital usage ~12% of sales with improvement opportunity through Merger  Full Year 2017 CAPEX expected to be $65 to $75 million  2017 depreciation expense expected to be $53 to $56 million  2017 amortization expense expected to be $16 to $18 million(2)  2017 interest expense expected to be $25 to $26 million  Targeting $48 to $52 million of annual run rate cost synergies by the end of 2017 Attractive Cash Flow Dynamics 6/30/2017 Long-Term Debt $411.0 million Long-Term Debt/ LTM 6/30/2017 Adjusted EBITDA (1) 2.1x  $375 million revolving ABL facility with extended maturity; $66.7 million outstanding borrowings at 6/30/2017  $350 million 5.5% Senior Secured Notes maturing 2024  Longer-term leverage target of 2.0x to 3.0x allows flexibility to make strategic investments Balance Sheet Positioned to Invest

SOLID BALANCE SHEET AND AMPLE LIQUIDITY SUPPORT BUSINESS STRATEGY AND INITIATIVES

Improve Growth and Margin Profile

- Grow scale and expand product and service offerings to drive improved mix and margin expansion
- Open new locations in selected markets, relocate facilities as needed, and increase capacity at existing facilities

Increase Productivity and Reduce Expenses

- Use technology to improve customer service and reduce waste
- Integrate and upgrade existing ERP platforms to standardize processes
- Continue to develop talent training program

Selectively Pursue Strategic Acquisitions

- Consider acquisition opportunities that enhance margin profile and through the cycle performance
- Previous acquisitions include: Robert Bowden Inc. (Sep 2015), VNS Corporation (May 2015), CodePlus LLC (Mar 2017) and TexPly (Apr 2017)

Conservative Capital Structure

- Modest Total Leverage of 2.1x as of 06/30/2017[1]
- Longer-term Total Leverage target of 2.0x to 3.0x

Ample Liquidity

- $375 million ABL Revolving Credit Facility due 2020
- $241 million of availability for strategic investments and seasonal working capital needs

[1] Total Leverage is calculated as the ratio of Long-Term Debt to LTM Adjusted EBITDA. See Non-GAAP (Adjusted) Financial Measures page of this presentation for definition of Adjusted EBITDA

23

BMC

CLICK TO EDIT TITLE DRIVING LONG-TERM SHAREHOLDER VALUE -- LEVERAGING STRONG FOUNDATION AND CORE CAPABILITIES TO ACCELERATE GROWTH IN EBITDA MARGIN 24 Favorable Macro Trends Differentiated Value- Added Solutions Growth Strategies Drive Profitable Growth  Job & Wage Growth  Consumer Confidence  Low Interest Rates  Low Levels of Inventory  Favorable demographics  Wide Breadth of Value- Added Offerings:  Structural Components, including EWP, trusses, wall panels, etc.  Millwork, Doors & Windows  Ready-Frame®  E-Business Suite  Expand Value-Added Categories  Strategic Tuck-In Acquisitions  Gain Market Share in Professional Remodeling Solid Balance Sheet Provides Foundation for Growth (1) Source: United States Census Bureau. (1)

© 2017 BMC. All Rights Reserved. APPENDIX

BMC STOCK HOLDINGS REPORTED (GAAP) INCOME STATEMENT

($ths)	Q1 15	Q2 15	Q3 15	Q4 15	FY 2015	Q1 16	Q2 16	Q3 16	Q4 16	FY 2016	Q1 17	Q2 17
Net sales	292,826	357,287	416,471	510,162	1,576,746	727,418	797,547	821,204	747,574	3,093,743	757,700	886,375
Cost of sales	226,129	273,469	319,370	396,368	1,215,336	560,801	605,892	618,238	566,847	2,351,778	579,503	674,688
Gross profit	66,697	83,818	97,101	113,794	361,410	166,617	191,655	202,966	180,727	741,965	178,197	211,687
SG&A	62,861	67,503	76,436	100,043	306,843	141,781	139,897	149,498	140,623	571,799	148,888	157,789
Depreciation expense	3,444	3,262	3,549	5,445	15,700	8,792	9,290	9,784	10,575	38,441	10,561	10,941
Amortization expense	-	264	735	2,627	3,626	5,245	5,288	5,349	4,839	20,721	3,821	4,100
Impairment of assets	-	-	82	(82)	-	11,883	-	-	45	11,928	-	26
Merger and integration costs	-	3,042	998	18,953	22,993	2,836	3,597	4,655	4,252	15,340	4,441	6,324
Income (loss) from operations	392	9,747	15,301	(13,192)	12,248	(3,920)	33,583	33,680	20,393	83,736	10,486	32,507
Interest expense	(6,730)	(6,730)	(7,038)	(7,054)	(27,552)	(8,231)	(8,121)	(7,668)	(6,111)	(30,131)	(6,088)	(6,495)
Loss on debt extinguishment	-	-	-	-	-	-	-	(12,529)	-	(12,529)	-	-
Other income (expense), net	669	347	(48)	(184)	784	1,455	1,411	735	469	4,070	319	964
(Loss) income before income taxes	(5,669)	3,364	8,215	(20,430)	(14,520)	(10,696)	26,873	14,218	14,751	45,146	4,717	26,976
Income tax (benefit) expense	(2,108)	1,239	4,168	(12,988)	(9,689)	(3,940)	8,891	4,982	4,333	14,266	973	9,380
Net (loss) income	**(3,561)**	**2,125**	**4,047**	**(7,442)**	**(4,831)**	**(6,756)**	**17,982**	**9,236**	**10,418**	**30,880**	**3,744**	**17,596**

26

BMC STOCK HOLDINGS RECONCILIATION OF NON-GAAP ITEMS

ADJUSTED NET SALES, ADJUSTED GROSS PROFIT

($ths)	Q1 15	Q2 15	Q3 15	Q4 15	FY 2015	Q1 16	Q2 16	Q3 16	Q4 16	FY 2016	Q1 17	Q2 17
Net sales	292,826	357,287	416,471	510,162	1,576,746	727,418	797,547	821,204	747,574	3,093,743	**757,700**	**886,375**
Pre-merger SBS net sales	297,620	350,065	358,540	217,650	1,223,875	-	-	-	-	-	-	-
Adjusted net sales	**590,446**	**707,352**	**775,011**	**727,812**	**2,800,621**	**727,418**	**797,547**	**821,204**	**747,574**	**3,093,743**	**757,700**	**886,375**
Structural components	86,010	106,859	119,918	107,550	420,337	108,890	121,187	123,539	108,145	461,761	109,891	138,306
Lumber & sheet goods	192,297	224,703	238,580	209,288	864,868	213,532	244,830	248,751	231,450	938,563	244,436	290,499
Millwork, doors & windows	168,300	195,796	212,685	217,862	794,643	217,987	228,423	232,292	216,187	894,889	210,751	240,999
Other building prods & svcs	143,839	179,994	203,828	193,112	720,773	187,009	203,107	216,622	191,792	798,530	192,622	216,571
Adjusted net sales by product category	**590,446**	**707,352**	**775,011**	**727,812**	**2,800,621**	**727,418**	**797,547**	**821,204**	**747,574**	**3,093,743**	**757,700**	**886,375**
Gross profit	66,697	83,818	97,101	113,794	361,410	166,617	191,655	202,966	180,727	741,965	178,197	211,687
Pre-merger SBS gross profit	71,321	86,411	89,139	51,522	298,393	-	-	-	-	-	-	-
Inventory step-up charges	-	-	-	10,285	10,285	2,884	-	-	-	2,884	-	-
Adjusted gross profit	**138,018**	**170,229**	**186,240**	**175,601**	**670,088**	**169,501**	**191,655**	**202,966**	**180,727**	**744,849**	**178,197**	**211,687**
Adjusted gross margin %	**23.4%**	**24.1%**	**24.0%**	**24.1%**	**23.9%**	**23.3%**	**24.0%**	**24.7%**	**24.2%**	**24.1%**	**23.5%**	**23.9%**

27

BMC STOCK HOLDINGS RECONCILIATION OF NON-GAAP ITEMS
ADJUSTED EBITDA

($ths)	Q1 15	Q2 15	Q3 15	Q4 15	FY 2015	Q1 16	Q2 16	Q3 16	Q4 16	FY 2016	Q1 17	Q2 17
Net (loss) income	**(3,561)**	**2,125**	**4,047**	**(7,442)**	**(4,831)**	**(6,756)**	**17,982**	**9,236**	**10,418**	**30,880**	**3,744**	**17,596**
Pre-merger SBS income (loss) from continuing operations	1,851	2,531	6,024	(3,564)	6,842	-	-	-	-	-	-	-
Interest expense	7,441	7,407	7,783	7,558	30,189	8,231	8,121	7,668	6,111	30,131	6,088	6,495
Income tax (benefit) expense	(5,699)	3,676	7,188	(15,139)	(9,974)	(3,940)	8,891	4,982	4,333	14,266	973	9,380
Depreciation and amortization	8,344	8,678	9,643	12,586	39,251	16,682	17,139	17,276	17,583	68,680	16,813	17,558
Merger and integration costs	207	6,304	2,181	29,306	37,998	2,836	3,597	4,655	4,252	15,340	4,441	6,324
Restructuring expense	192	205	(14)	-	383	-	-	-	-	-	-	-
Inventory step-up charges	-	-	-	10,285	10,285	2,884	-	-	-	2,884	-	-
Non-cash stock compensation expense	1,518	1,529	1,524	881	5,452	1,889	1,804	1,851	1,708	7,252	1,231	2,154
Loss on debt extinguishment	-	-	-	-	-	-	-	12,529	-	12,529	-	-
Headquarters relocation	1,377	1,075	359	1,054	3,865	-	-	-	-	-	-	-
Insurance deductible reserve adj. and fire casualty loss	378	(13)	694	1,967	3,026	-	-	-	-	-	-	-
Loss on portfolio transfer	2,826	-	-	-	2,826	-	-	-	-	-	-	-
Acquisition costs and other items	711	1,601	1,496	408	4,216	-	-	-	-	-	273	44
Impairment of assets	-	-	82	(82)	-	11,883	-	-	45	11,928	-	26
Adjusted EBITDA	**15,585**	**35,118**	**41,007**	**37,818**	**129,528**	**33,709**	**57,534**	**58,197**	**44,450**	**193,890**	**33,563**	**59,577**
Adjusted EBITDA margin	**2.6%**	**5.0%**	**5.3%**	**5.2%**	**4.6%**	**4.6%**	**7.2%**	**7.1%**	**5.9%**	**6.3%**	**4.4%**	**6.7%**

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BMC STOCK HOLDINGS RECONCILIATION OF NON-GAAP ITEMS ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE (in $ths, except per share amounts) Q2 2017 Q2 2016 Net income 17,596 17,982 Merger and integration costs 6,324 3,597 Non-cash stock compensation expense 2,154 1,804 Acquisition costs (a) 44 - Impairment of assets 26 - Tax effect of adjustments to net income (b) (3,188) (1,813) Adjusted net income 22,956 21,570 Diluted weighted avg. shares used to calculate Adjusted net income per diluted share 67,394 66,417 Adjusted net income per diluted share $0.34 $0.32 29 (a) Represents costs incurred during the three months ended June 30, 2017 related to the acquisitions of Code Plus Components, LLC and Texas Plywood and Lumber Company, Inc. (b) The tax effect of adjustments to net income was based on the respective transactions’ income tax rate, which was 37.3% and 38.1% for the three months ended June 30, 2017 and 2016, respectively. The tax effect of adjustments to net income for the three months ended June 30, 2017 and 2016 exclude approximately $0.0 million and $0.6 million, respectively, of non-deductible Merger, integration and acquisition costs.